ZAGG Inc Reports Financial Results for First Quarter 2013

•	Net sales of $51.5 million
•	Adjusted EBITDA of $6.1 million
•	GAAP diluted EPS of $0.03 and pro forma diluted EPS of $0.11
•	Cash balance of $23.4 million
•	Paid down $4.4 million on Line of Credit
•	Repurchased $6.0 million in common stock during the quarter
•	Company revises revenue and Adjusted EBITDA guidance

SALT LAKE CITY—May 2, 2013 --  ZAGG Inc (NASDAQ: ZAGG), a market leader in innovative mobile device accessories and technologies, today announced financial results for the first quarter ended March 31, 2013.

“This was a uniquely challenging quarter in which our results were impacted by a number of circumstances, some that were macro in nature and others that were company specific. Though the company experienced reduced sales, ZAGG also realized benefits to its financial activities through the pay down of our line of credit and the repurchase of company stock,” said Randy Hales, president and CEO. “We are working internally to make necessary changes to build a superior company and increase shareholder value over the long-term. While the consequences of these changes in the near-term are challenging, I remain confident that we are building a stronger foundation for growth. Our creative product solutions, go-to-market strategies and diversification of our overall portfolio are what set ZAGG apart from the competition and our retailers have recognized that. In fact, next week a large retail customer will highlight us as one of its top suppliers in 2012 and the first ever in the mobile accessories industry.”

First Quarter Highlights (first quarter 2013 versus first quarter 2012)

•	Net sales of $51.5 million versus $55.5 million
•	Gross margins of 37% versus 49%
•	Adjusted EBITA of $6.1 million versus $14.4 million
•	Generated over $14.0 million in operating cash flow
•	invisibleSHIELD sales represented 44% of net sales versus 48%
•	Keyboard sales represented 32% of net sales versus 21%
•	Repurchased 796,764 shares of ZAGG Inc common stock
•	Paid down $4.4 million on line of credit

First Quarter Results

Net sales for the first quarter of 2013 decreased 7% to $51.5 million from $55.5 million in the same quarter last year.  Last year’s first quarter benefited from product sales in anticipation of the launch of the Apple iPad 3 in early April of 2012, however, there was no significant device launch that impacted the first quarter of 2013. In addition, the Company implemented a strategy to align ourselves with a limited number of key distributors in an effort to better manage channel pricing. As a result, this caused us to end our relationship with some of our distributors who we did not believe were aligned with our pricing strategy. While we signed on new strategic distributors during the quarter, the revenue generated by these new distributors combined with revenue from our previous distributors was below our internal forecast. The Company also experienced lost revenue opportunities related to the invisibleSHIELD EXTREME and ZAGGkeys MINI 9, which ultimately were not well received by customers. Last, as we consolidated our operations and sales force during the first quarter, we missed some first quarter sales opportunities, particularly in the iFrogz audio line, as the sales force transitioned from a brand to customer focus.

Revenue by channel was 83% through indirect channels, 12% through ZAGG.com and iFrogz.com and 5% through the company’s mall cart and kiosk programs.

Gross profit for the first quarter was $19.0 million or 37% of net sales, versus $26.9 million or 49% of net sales in the first quarter of the prior year. Gross profit as a percentage of sales was impacted by our continued shift in product mix as sales of invisibleSHIELD products, our highest margin product category, decreased as a percentage of overall sales compared to the first quarter of 2012. In addition, gross profit was impacted by an increase in our inventory reserve related to excess inventory and higher than expected airfreight charges incurred during the period.

Operating income for the first quarter of 2013 was $2.0 million compared to operating income of $10.2 million for the first quarter of 2012.

Net income for the first quarter of 2013 was $0.9 million or $0.03 per diluted share as compared to net income of $5.1 million or $0.16 per diluted share in the first quarter of 2012.

Pro forma net income for the first quarter of 2013 was $3.6 million or $0.11 per diluted share as compared to pro forma net income of $8.1 million or $0.26 per diluted share in the first quarter of 2012.

Adjusted EBITDA for the first quarter of 2013 was $6.1 million versus $14.4 million of Adjusted EBITDA in the first quarter of 2012.

About Non-GAAP Financial Information

ZAGG considers earnings before stock-based compensation expense, depreciation and amortization, other expense, and provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.

In addition, ZAGG considers earnings before stock-based compensation expense, amortization, and other expense (excluding cash interest expense), net of tax effects where applicable, (“pro forma net income”) to be a valuable metric in respect of the operational performance of the Company.

These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and pro forma net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook

Guidance for 2013 had been revised down to a range for net sales of $274 million - $280 million from the previous range of $313 million - $318 million, and for Adjusted EBITDA of $55 million - $ 57 million from the previous range of $69 million - $71 million.

Conference Call

A conference call will be held today at 5:00 p.m. EDT to review these results. Interested parties may access via the Internet on the Company’s website at:

http://investors.zagg.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other expense, and provision for income taxes) and pro forma net income (earnings before stock-based compensation expense, amortization, and other expense [excluding cash interest expense], net of tax effects where applicable) contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income and pro forma EPS. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

About ZAGG Inc:

ZAGG Inc and its subsidiaries (collectively, the “Company”, or “ZAGG”) design, produce, and distribute creative product solutions such as protective coverings, keyboards, keyboard cases, earbuds, portable batteries, and device cleaning accessories for mobile devices under the family of ZAGG brands. Within the family of the ZAGG brands are products sold under the following names:  invisibleSHIELD®, ZAGGskins™, ZAGGbuds™, ZAGGsparq™, ZAGGfolio™, ZAGGmate™, ZAGGkeys™, ZAGGkeys PRO™, ZAGGkeys PRO Plus™, ZAGGkeys PROfolio, ZAGGkeys PROfolio+, ZAGGkeys MINI 7, and ZAGGkeys MINI 9.

In addition, the Company designs, produces, and distributes cases, Near-Field Audio™ amplifying speakers, earbuds, traditional headphones, and gaming headphones for mobile devices under the family of iFrogz brands in the value-priced lifestyle sector. Within the iFrogz brand portfolio are products sold under the following names: iFrogz™, Earpollution™, Caliber™, and Animatone™.

Investor Relations:
Genesis Select Corp.
Kim Rogers-Carrete, 303-415-0200
krogersc@genesisselect.com
or

Media:
LANE PR
Jane Taber, 503-546-7888
jane@lanepr.com
or

Company:
ZAGG Inc
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com

Source: ZAGG Inc

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